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EXHIBIT 5.1

                        Consent of independent auditors

We hereby consent to the incorporation by reference in the registration statement on Form F-10 of Domtar Inc. dated December 10, 2002, relating to the secondary offering of units, each unit consisting of one common share and one common share purchase warrant of Domtar Inc., of our auditors' report dated January 22, 2002 on the consolidated financial statements of Domtar Inc. for the three-year period ended December 31, 2001.

We also consent to the use in such registration statement of our compilation report dated December 10, 2002 on the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP                  /s/ RAYMOND CHABOT GRANT THORNTON
Chartered Accountants                           Chartered Accountants
                                                General Partnership

Montreal, Quebec
December 10, 2002